UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 20, 2023
Commission File Number

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street	Austin,	TX		78701
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code:			(512)	851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2023, Cirrus Logic, Inc., as borrower (the "Company"), entered into the First Amendment (the "Amendment") to its Second Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of July 8, 2021, with the lending institutions party thereto and Wells Fargo Bank, National Association, as administrative agent. The Amendment updates the benchmark interest rate provisions to replace the London interbank offered rate ("LIBOR") with the forward-looking secured overnight financing rate ("Term SOFR"), for the purposes of calculating interest under the terms of the Credit Agreement. Except as amended by the Amendment, the remaining terms of the Credit Agreement remain in full force and effect. The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit    Description

Exhibit 10.1    First Amendment to Second Amended and Restated Credit Agreement
Exhibit 104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	March 22, 2023	By:	/s/ Venk Nathamuni
			Name:	Venk Nathamuni
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1    First Amendment to Second Amended and Restated Credit Agreement
104    Cover Page Interactive Data File (formatted as Inline XBRL)